ADDENDUM

        This addendum ("Addendum") to that certain horsemen's agreement between the Texas Horsemen's Benevolent and Protective Association, Inc. and Sam Houston Race Park, Ltd., effective as of January 1, 1997 ("Contract"), made and effective as of December 1, 1997, represents the understandings and agreements by and between Sam Houston Race Park, Ltd., a racing association ("Association") which holds the license granted by the Texas Racing Commission ("Commission") to operate Sam Houston Race Park, and the Texas Horsemen's Benevolent and Protective Association, Inc. ("THBPA")

         WHEREAS, the Commission has formally recognized the Texas Horsemen's Partnership, L.L.P. ("Partnership") as the officially-recognized horsemen's organization to represent all owners and trainers racing horses in Texas; and

         WHEREAS, the Partnership has authorized the THBPA to negotiate, execute and deliver this Addendum to the Contract; and

         WHEREAS, the Contract heretofore specified a percentage deduction from the Association's horsemen's purse allocation, subject to adjustment by mutual consent, to be paid monthly to the Partnership for operational expenses and benevolence; and

         WHEREAS, the parties now desire to enter into this Addendum to the Contract which will set forth modified terms and conditions relating to the percentage of funding for the Partnership's expenses and benevolence;

         NOW, THEREFORE, the THBPA and the Association do hereby agree to provide funding for the Partnership's expenses and benevolence as follows:

         1. The THBPA agrees that, beginning December 1, 1997, and continuing until time as a difference percentage may be agreed upon by both parties to this Addendum, funding of the Partnership shall be provided by deducting and paying to the Partnership on a monthly basis (within 10 days for the preceding month) an amount equal to three (3) percent (.03) of all purse revenues generated from both live and simulcast wagering; provided that such deduction shall not reduce the Association's commission from any such live or simulcast wagering below the amount the Association would receive in the absence of this Addendum. Furthermore, in addition to the above funding, Sam Houston Race Park agrees to pay $150.00 per each live race day in 1998, beginning on July 3, 1998, to the Horsemen's Bookkeeper Inc. For the operation of a centralized bookkeeping system.

         2. This funding mechanism supersedes and replaces all previous and existing contractual provisions for funding the Partnership and/or the THBPA, including without limitation Paragraph 4 of the Contract which is hereby deleted along with the reference "In addition to the .0015 (.15%) provided for in Paragraph 4 of this agreement" in the last sentence of Paragraph 5 of the Contract. Notwithstanding the above, the percentage deduction specified in the Contract shall remain in effect from January 1, 1997 through November
30, 1997 (or such date as Commission approval is obtained). Except as amended by this Addendum, the Contract shall remain in full and fore and effect.

         3. This Addendum to the Contract is duly authorized by the Board of Directors of the THBPA, andshall be binding on and inure to the benefit of the parties hereto and their successors and assigns.

                 Executed in multiple copies on the dates indicated.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the Contract to be executed by their duly authorized officers and representatives.

                             TEXAS HORSEMEN'S BENEVOLENT
                             AND PROTECTIVE ASSOCIATION, INC.

                                                   /S/ DAVID GRAHAM
Dated:   02/26/98                       By:  DAVID GRAHAM, President

                                                   SAM HOUSTON RACE PARK, LTD.


                                                   /S/ ROBERT L. BORK
Dated:   02/24/98                                  By:  Robert B. Bork
                                                        Senior Vice-President
                                                        and General Manager

         This Addendum is hereby ratified and approved by the Management Committee of the Texas Horsemen's Partnership, L.L.P., acting through its duly authorized representative.

                                      TEXAS HORSEMEN'S PARTNERSHIP, L.L.P.

                                                   /S/ DAVID GRAHAM
Dated:   02/26/98                                  By:  DAVID GRAHAM, Chairman